Phunware Appoints Wavemaker Partners’ Eric Manlunas as New Chairman of the Board
Results from Annual Meeting of Stockholders Also Renews Board Position for Keith Cowan and Auditor Marcum LLP
AUSTIN, TX, December 10, 2019 (ORIGINAL: BUSINESS WIRE) – Phunware, Inc. (NASDAQ: PHUN) (the “Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, today announced the results of its 2019 Annual Meeting of Stockholders held Thursday, December 5, 2019, in Miami, Florida.
Stockholders of record at the close of business on October 14, 2019, were eligible to vote at the meeting. Highlights of the meeting included the three-year appointment and renewal of Eric Manlunas and Keith Cowan, respectively, to the Phunware Board of Directors as Class I Directors, and the ratification and appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
Subsequent to the completion of the Annual Meeting of Stockholders, the Phunware Board of Directors unanimously approved the appointment of Eric Manlunas as the Company’s new Chairman of the Board, including his appointment as Chair of the Audit Committee and Member of the Compensation Committee. In parallel, Keith Cowan was reappointed as Chair of the Nomination and Governance Committee and Member of the Audit Committee, with all remaining board positions and committee memberships remaining the same.
“We are very thankful to have added Eric Manlunas of Wavemaker Partners and Draper Venture Network (DVN) as Chairman of our Board of Directors,” said Alan S. Knitowski, President, Chief Executive Officer and Co-Founder of Phunware. “Eric is an exceptional leader, entrepreneur and investor and we expect his global network of companies and investors to be instrumental to the scale and success of our business rolling forward.”
Wavemaker Partners is an early-stage venture capital firm dual headquartered in Los Angeles and Singapore. Since its founding in 2003, they have invested in over 350 portfolio companies and consistently delivered top quartile returns to investors. Combined, their Los Angeles and Singapore offices have raised more than $360M across multiple funds and special purpose vehicles. Its portfolio is broad, with an investment thesis and specialization in enterprise software, marketplaces, fintech, industrial technology and marketing and sales software. Wavemaker is the regional partner for Southern California and Southeast Asia of the Draper Venture Network (DVN), the world's leading VC collective comprising 10 firms across five continents. Mr. Manlunas serves as a Member of the DVN Board of Directors alongside its Chairman and Founder, Tim Draper, who also founded renowned Silicon Valley investment firms Draper Associates and Draper Fisher Jurgenson, and has served previously on the Phunware Board of Directors from December 2015 until December 2018.
“I am extremely honored and excited to have been named the new Chairman of Phunware,” said Eric Manlunas, Founder and Managing Partner of Wavemaker Partners. “We have been active investors in the Company since shortly after its founding while privately held and are eager to work again with both the board and the executive leadership team as we move into the new year and scale shareholder value in the public markets on Nasdaq.”
Safe Harbor Clause and Forward-Looking Statements

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About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & Phun) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with more than one billion active devices touching its platform each month. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds,

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